Exhibit 99.2

Regency Energy Partners LP Acquisition of Southern Union Gathering Company, LLC February 28, 2013

Forward-Looking Statements and Other Disclaimers 2 This presentation includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Although we believe our forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, we cannot give any assurance that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that these transactions may not be consummated or the benefits contemplated therefrom may not be realized. Additional risks include: volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for Regency Energy Partners LP (Partnership) as well as for producers connected to the Partnership’s system and its customers, the level of creditworthiness of, and performance by the Partnership’s counterparties and customers, the Partnership’s ability to access capital to fund organic growth projects and acquisitions, including significant acquisitions and the Partnership’s ability to obtain debt and equity financing on satisfactory terms, the Partnership’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in the Partnership’s transactions, changes in commodity prices, interest rates, and demand for the Partnership’s services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, acts of terrorism and war, industry changes including the impact of consolidations and changes in competition, the Partnership’s ability to obtain required approvals for construction or modernization of the Partnership’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking statements. These and other risks, and uncertainties are discussed in more detail in filings made by the Partnership with the Securities and Exchange Commission, which are available to the public. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise. We also use non-GAAP financial measures in this presentation. Reconciliations of these non-GAAP financial measures to our GAAP financial statements are included in the Appendix. These non-GAAP measures should not be considered as a substitute for GAAP financial measures.

Regency will acquire Southern Union Gathering Company, LLC, the owner of Southern Union Gathering Services, Ltd. (“SUGS”), from Southern Union Company, a jointly owned affiliate of Energy Transfer Equity, L.P. and Energy Transfer Partners, L.P. for $1.5 billion Acquisition highlights: 5,600 miles of gathering and NGL pipeline, five natural gas processing facilities and five treating facilities strategically located in the Permian Basin of west Texas and southeastern New Mexico Significantly expands footprint in the Permian Basin Potential for meaningful operational synergies Adds new organic growth opportunities Expected to be neutral to slightly accretive to Regency in 2013 The acquisition is subject to approval under the Hart-Scott-Rodino Anti-trust Improvements Act and other customary closing conditions and is expected to close in the second quarter of 2013 Transaction Highlights 3

Transaction Highlights

Strategic Rationale 4 Expanded Footprint and Scale Enhanced exposure to the Permian Basin, one of the most prolific, high growth, oil and liquids-rich basins in North America Complementary assets broaden scale and scope in core gathering and processing business segment Further strengthens Regency’s balance sheet Significant Synergies Combined systems expected to improve reliability through increased flexibility in processing options Expected to reduce costs and improve operational efficiencies across both SUGS and Regency assets through economies of scale Further enhances ability to provide complete services across the midstream value chain As part of this transaction, Regency will assume operational responsibility for RGP West Texas and SUGS Organic Growth Platform Ongoing organic growth projects and expanded footprint provide for strong platform for additional growth Currently completing construction of new 200 MMcf/d Red Bluff processing facility with associated treating—expected online in Q2 2013 In planning stages for second, 200 MMcf/d cryogenic processing facility—expected online in mid-to-late 2014 Combination creates opportunities to expand system further into nearby developing shales Combination and integration of SUGS assets will create a broad gathering and processing system with excellent downstream connectivity

Transaction Structure 5 Regency will acquire 100% ownership of SUGS from Southern Union Company in exchange for $1.5 billion: $750 million of RGP common units issued to Southern Union Company $150 million of newly created RGP Class F units issued to Southern Union Company Class F units will be equivalent to common units except will not receive distributions for the equivalent of eight consecutive quarters post-closing $600 million in cash funded from long-term borrowings In conjunction with the transaction, Energy Transfer Equity has agreed to the following considerations: Forgo all incentive distribution rights payments associated with the new common units from Regency for the equivalent of eight consecutive quarters post-closing Eliminate the $10 million annual management fee due from Regency for two years post-closing

Combined West Texas Footprint

➢ Integration of SUGS assets with existing operations positions Regency with a broad gathering and processing footprint in the Permian Basin

Plant Capacities

Plant Name	Processing (MMcf/d)	Treating (MMcf/d)
Waha	125	125
Ranch JV	125	0
Total RGP	**250**	**125**
Coyanosa	120	150
JAL	80	120
Keystone	125	125
Tippett	55	35
Halley	110	0
Mi Vida	0	120
Total SUGS	**490**	**550**
Total Combined	**740**	**675**
Red Bluff Plant	200	220
Expansion 2	200	100
Total (including new facilities)	**1,140**	**995**

Pro-forma West Texas Asset Map



Delaware Sands
Bone Spring
Avalon Shale
Wolfcamp/Wolfbone
New Mexico
Texas
Eddy
Gaines
Andrews
Loving
Winkler
Ector
Culberson
Ward
Crane
Upton
Reeves
Reagan
Crockett
Pecos
Terrell
West Eunice Comp Sta.
Jal Plant
Keystone Plant
Red Bluff
Halley Plant
Block 16 Treater
Coyanosa Plant
Tippett Plant
Putnam Treater
Grey Ranch CO 2 Treater
Southern Union Gathering Company, LLC
Plant facility
Plant facility under construction
Regency Energy Partners
Plant facility

6

7 Business Mix Overview Adjusted Total Segment Margin by Segment 2013 Post-Closing Estimate 2012 2013 Pre-Closing Estimate

Gatering and Processing

Natural Gas Transportation

NGl Logistics

Contract Services

2013 Post-Closing Target 2013 Pre-Closing Estimate 8 Business Mix Overview Approximately 90% of existing SUGS commercial agreements contain direct commodity exposure in the form of natural gas, condensate (WTI) and NGLs Regency will execute on a number of swap contracts to mitigate a substantial portion of the added commodity price risk Fee-based Hedged Commodity Un-hedged Commodity Adjusted Total Segment Margin 2012

Approximately 90% of existing SUGS commercial agreements contain direct commodity exposure in the form of natural gas, condensate (WTI) and NGLs

Regency will execute on a number of swap contracts to mitigate a substantial portion of the added commodity price risk

2013 Pre-Closing Estimate

2013 Post-Closing Target

Fee-based

Hedged Commodity

Un-ghedged Commodity

9 Growth Capex with SUGS 2013 Gathering and Processing capex includes $180 million associated with SUGS’ identified growth projects Future capital needs can be expected to increase as additional accretive projects are identified 2013 Growth Capital Projections ($ in millions) Assumes transaction closes in the second quarter of 2013

Q&A

NGL Logistics Sample Table and Footer Box Appendix

Regency has length in natural gas due to a concerted effort to minimize “keep-whole” exposure A $10.00 per Bbl movement in crude along with the same percentage change in NGL pricing would result in an $7 million change in Regency’s forecasted 2013 DCF A $1.00 per MMbtu movement in natural gas pricing would result in a $7 million change in Regency’s forecasted 2013 DCF $0.05/lb change in the price of olefins (ethylene & propylene) would result in a $1.5 million change in 2013 DCF Change in Natural Gas Price ($/MMbtu) DCF Sensitivity to Commodity Price Changes – 2013 Target Estimate1,2 Decrease $10.00 Flat Increase $10.00 Decrease $1.00 $ (14)M $ (7)M $0 Flat $ (7)M $ 0 $7M Increase $1.00 $0 $7M $14M Change in WTI Price ($/Bbl) 12 Maintain Stable Cash Flows: DCF Sensitivities Assumes transaction closes in the second quarter of 2013 Includes impact of targeted hedges to be executed in conjunction with the proposed transaction